Exhibit 10.1

Execution Version

PREFERRED UNIT PURCHASE AGREEMENT

FOR

SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

ALTUS MIDSTREAM LP

Dated as of May 8, 2019

ii

Exhibits

Exhibit A – Purchasers Allocation

Exhibit B – Form of Second Amended and Restated Agreement of Limited Partnership

Exhibit C – Corporation Conflicts Committee Charter

Exhibit D – Corporation Related Party Transaction Policy and Procedures

Exhibit E – Credit Agreement Amendment

Exhibit F – Form of Registration Rights Agreement

Exhibit G – Form of Voting Agreement

Schedules

Schedule 1.01(a) – Joint Venture Material Contracts

Schedule 1.01(b) – Knowledge of Partnership and Corporation

Schedule 3.21 – Material Contracts

iii

PREFERRED UNIT PURCHASE AGREEMENT

FOR

SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS

OF

ALTUS MIDSTREAM LP

This PREFERRED UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of May 8, 2019, is entered into by and among Altus Midstream LP, a Delaware limited partnership (the “Partnership”), Altus Midstream Company, a Delaware corporation (the “Corporation”), and the purchasers set forth in Exhibit A hereto (collectively, the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, the Series A Preferred Units (as defined below), in accordance with the provisions of this Agreement and the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) to be entered into as of the Closing Date (as defined below) in the form attached hereto as Exhibit B.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“2020 Annual Meeting” has the meaning set forth in Section 6.02(c).

“Affiliate” means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified.

“Agreement” has the meaning set forth in the introductory paragraph.

“Annual Report” means the Corporation’s annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019, as amended on April 8, 2019.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and all other laws, rules, and regulations of any jurisdiction concerning bribery, corruption or money laundering, including, without limitation, the Bribery Act 2010 of the United Kingdom.

“APA” means Apache Corporation, a Delaware corporation.

“APA Material Agreements” means, collectively, (a) that certain Construction, Operations and Maintenance Agreement, dated as of November 9, 2018, by and between APA and the Corporation, including that certain letter agreement dated April 23, 2019, (b) that certain Gas Processing Agreement, dated as of July 1, 2018, by and between Alpine High Processing LP and APA, and (c) that certain Gas Gathering Agreement, dated as of July 1, 2018, by and between Alpine High Gathering LP and APA.

“Balance Sheet Date” has the meaning set forth in Section 3.19(a).

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in Houston, Texas are closed.

“Charter Documents” means (a) in the case of any Person that is a corporation, its charter, articles, certificate or memorandum of incorporation, association or formation and bylaws or regulations, and each certificate, or other similar governing document; (b) in the case of a Person that is a limited liability company, its charter, articles, certificate or memorandum of formation or organization, limited liability company agreement, operating agreement, regulations, members agreement, or other similar governing document; (c) in the case of Person that is a general or limited partnership, its charter, articles, certificate or memorandum of formation, organization or limited partnership, partnership agreement or limited partnership agreement or similar governing document; (d) in the case of a Person that is a trust, its trust agreement, or other governing document; and (e) in the case of any other Person, its charter and other governing documents, and in each case in clauses (a) through (e), including all amendments and supplements thereto.

“Class A Common Stock” means the Class A common stock, par value $0.0001, of the Corporation.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986.

“Control” (including with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corporation” has the meaning set forth in the introductory paragraph.

“Corporation Fundamental Representations” means the representations and warranties in Sections 4.01, 4.02 and 4.03(a).

“Corporation Conflicts Committee Charter” means that certain Conflicts Committee Charter of the Corporation, dated as of November 9, 2018, and attached hereto as Exhibit C.

“Corporation Related Party Transaction Policy and Procedures” means that certain Related Party Transaction Policy and Procedures, dated as of February 12, 2019, and attached hereto as Exhibit D.

“Credit Agreement” means that certain Credit Facility, dated as of November 9, 2018, by and among the Partnership, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and Citibank, N.A., Bank of America, N.A., the Toronto-Dominion Bank, New York Branch, MUFG Bank Ltd. and the Bank of Nova Scotia, Houston Branch, as Co-Documentation Agents.

“Credit Agreement Amendment” means that certain First Amendment to Credit Agreement, by and among the Partnership, JPMorgan Chase Bank, N.A. as Administrative Agent and the other parties thereto, attached hereto as Exhibit E.

“Creditors’ Rights” has the meaning set forth in Section 3.02.

“Debt” of any Person means indebtedness, including capital leases that are shown as debt on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Delaware LLC Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time.

“Environmental Laws” means any and all applicable Laws pertaining to public or worker health and safety, pollution or protection of the environment, including releases or threatened releases of pollutants, contaminants, chemicals, petroleum or petroleum products, radioactive materials, asbestos-containing materials, polychlorinated biphenyl, industrial, toxic, or hazardous substances, materials, or wastes, or any other material, substance, waste, pollutant or contaminant regulated or for which liability or standards of conduct may be imposed, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Act, as amended.

“Equity Securities” means: (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing in clause (a), whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Shares” has the meaning set forth in Section 4.08.

“Financial Statements” has the meaning set forth in Section 3.19(a).

“Fraud” means, with respect to a Person, an actual and intentional misrepresentation of a material existing fact by such Person, in each case made with actual knowledge of its falsity and for the purpose of inducing the other Person to enter into this Agreement, and upon which the other Person relies with resulting injury or damage.

“Funding Amount” means, with respect to a particular Purchaser, an amount equal to (a) the Series A Issue Price multiplied by (b) the number of Series A Preferred Units to be purchased by such Purchaser hereunder minus (c) the Original Issue Discount, if applicable, for such Purchaser, such amount as set forth in more detail for such Purchaser in Exhibit A attached hereto.

“GAAP” means generally accepted accounting principles in the United States of America with such exceptions thereto as may be noted or otherwise referred to on any individual financial statement, schedule thereto, or note thereto.

“GCX Option Agreement” means that certain the Supplemental Equity Purchase Option Agreement, dated as of September 4, 2018, by and between Kinder Morgan Texas Pipeline LLC and Apache Midstream LLC.

“General Partner” means Altus Midstream GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership.

“Governmental Entity” means any legislature, court, tribunal, authority, agency, commission, division, board, bureau, branch, official, or other instrumentality of the United States, or any domestic state, county, city, or other political subdivision, governmental department, or similar governing entity, and including any governmental body exercising similar powers of authority and jurisdiction, in each case with jurisdiction over the parties hereto or their respective businesses.

“Governmental Licenses” has the meaning set forth in Section 3.13.

“Indebtedness” of any Person means all (a) Debt of such Person and (b) guaranties or other contingent obligations in respect of the Debt of any other Person.

“Indemnification Claim” has the meaning set forth in Section 7.05(a).

“Indemnified Person” has the meaning set forth in Section 7.05(a).

“Indemnifying Person” has the meaning set forth in Section 7.05(a).

“Intellectual Property” has the meaning set forth in Section 3.22.

“Joint Venture Agreements” means, collectively, (a) that certain Amended and Restated Limited Liability Company Agreement of Gulf Coast Express Pipeline LLC, dated as of December 20, 2017 and (b) that certain Second Amended and Restated Limited Liability Company Agreement of Epic Crude Holdings GP, LLC, dated as of July 2, 2018, in each case, as they may be amended or restated from time to time.

“Joint Venture Material Contracts” means those agreements set forth on Schedule 1.01(a).

“Joint Ventures” means Gulf Coast Express Pipeline LLC, EPIC Crude Holdings GP, LLC, and each other joint venture of the Partnership in which the Partnership owns any Equity Securities.

“Knowledge” means with respect to each of the Partnership and the Corporation, the actual knowledge of the Persons listed on Schedule 1.01(b) without a duty of inquiry.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law (including common law), regulation, rule, ordinance, order, or decree of a Governmental Entity.

“Lead Purchasers” means Magnetar Financial LLC and Carlyle Energy Mezzanine Opportunities Fund II, L.P.

“Letter Agreement” means that certain Letter Agreement, dated as of May 8, 2019, by and among the Partnership, the Corporation, and the Lead Purchasers.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, security agreement, conditional sale, trust receipt, charge or claim or a lease, consignment or bailment, preference or priority, assessment, deed of trust, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Losses” means losses, damages, liabilities, deficiencies, claims (including judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental Entity investigations or audits, assessments, fines, penalties, and administrative orders), interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Material Adverse Effect” means any change, circumstance, development, state of facts, effect, or condition that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the assets, condition (financial or otherwise), results of operations, or business of the Partnership, taken as a whole, or (ii) prevents, materially delays, or materially impairs the ability of the Partnership or the Corporation to perform their obligations under this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereby or thereby; provided that any change, circumstance, development, state of facts, effect, or condition arising from, or relating to, the following shall not be deemed to constitute a “Material Adverse Effect”: (a) general economic or industry conditions (including any change in the prices of oil, natural gas, natural gas liquids, or other hydrocarbon products, or the demand for related transportation, processing, or storage services or conditions generally affecting the oil and gas industry); (b) changes, events, effects, or developments generally applicable to the midstream business in which the Partnership Entities operate; (c) changes in applicable Law or accounting rules (including GAAP); (d) changes in financial, credit, currency, banking, or securities markets in general (including the failure of any financial institution), including any disruption thereof and any decline in the price of any security or any market index, or any change in prevailing interest rates, monetary policy, or inflation; (e) acts of God, including earthquakes, fires, tornadoes, flooding, and other natural disasters; (f) local, regional, national, or international political or social conditions, including the occurrence of any military or terrorist attack or the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war; (g) any failure by the Partnership or the Corporation to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period (it being understood that the underlying cause of any such failure, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur); and (h) the announcement of the transactions contemplated hereby or thereby and the taking of any actions contemplated by this Agreement. The parties hereto agree that the determination of whether there has been a Material Adverse Effect shall be made after giving effect to any insurance proceeds (net of any deductibles) and indemnification payments received or receivable by the Partnership or the Corporation that, in any case, could reasonably be expected to be payable thereto as a result of the adverse change, circumstance, development, state of facts, effect, or condition subject to such determination.

“Material Contract” means each of the following types of contracts to which any Partnership Entity is a party or otherwise bound (other than rights-of-way):

(a)    any contract that would be required to be filed by the Corporation as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Corporation on a Current Report on Form 8-K;

(b)    the Option Agreements;

(c)    the Joint Venture Agreements;

(d)    any agreement that can reasonably be expected to result in aggregate payments by such Partnership Entity of more than $20,000,000 in the aggregate over the term of such agreement (in each case based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(e)    any agreement that can reasonably be expected to result in aggregate revenues to such Partnership Entity of more than $20,000,000 in the aggregate over the term of such agreement (in each case, based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(f)    other agreements involving obligations of, or payments to or from, such Partnership Entity in the 12-month period immediately prior to the Closing in excess of $20,000,000 and the loss or termination of which would be material to the conduct of the business of the Partnership Entities as of the date of this Agreement, including any (i) hydrocarbon purchase and sale, gathering, transportation, treating, dehydration, processing or similar contract and any contract for the provision of services relating to gathering, compression, collection, processing, treating or transportation of natural gas or other hydrocarbons; (ii) contract that constitutes a terminal agreement, storage agreement, tolling agreement, throughput agreement, supply agreement, distribution agreement, tank lease agreement or services agreement; (iii) contract for the construction of gathering or other pipeline systems or processing, compression, treating or storage facilities; (iv) contract that provides for dedications of acreage or minimum volume commitments or other take or pay obligations; and (v) contract that constitutes a pipeline interconnect or facility operating agreement;

(g)    each contract evidencing Indebtedness with an aggregate principal amount in excess of $20,000,000;

(h)    each agreement that contains an express restriction on a Partnership Entity’s ability to freely engage in any line of business or compete with any other Person or in any geographic location; and

(i)    each contract for lease of personal property or real property involving aggregate payments in excess of $20,000,000 in the current or any future calendar year.

“Option Agreements” means, collectively, (a) the GCX Option Agreement, (b) the PHP Option Agreement, (c) the Shin Oak Option Agreement and (d) that certain Amended and Restated Option Agreement, dated as of October 8, 2018, by and among SCM Topco, LLC, SCM Intermediate Alpine, LLC and Apache Midstream LLC.

“Original Issue Discount” means, with respect to a particular Purchaser, the discount on the Series A Issue Price as described in the Letter Agreement.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Agreement” has the meaning set forth in the recitals.

“Partnership Entities” means the Partnership and its Subsidiaries.

“Partnership Fundamental Representations” means the representations and warranties in Sections 3.01, 3.02, 3.03, 3.04(a), 3.07, 3.09 and 3.27.

“Partnership Indemnitees” has the meaning set forth in Section 7.03.

“Permitted Lien” means any (i) mechanic’s, materialman’s, warehouseman’s, carrier’s and similar Liens for labor, materials or supplies incurred arising by contract or under applicable Law in the ordinary course of business (but excluding any Lien imposed with respect to any Environmental Laws) with respect to a Loss that is not yet delinquent or that is being contested in good faith by appropriate proceedings, and for which adequate reserves have been established, (ii) purchase money security interests under capital lease arrangements arising in the ordinary course of business, (iii) Liens for Taxes, assessments and other governmental levies, fees or charges which are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (iv) conditions in any Governmental License granted by any Governmental Entity that do not materially and adversely interfere with the operations of the Partnership Entities or the ownership or operation of the affected property as currently owned or operated, (v) rights of landlords in respect of any leasehold property of the Partnership Entities pursuant to the terms and conditions of the applicable lease, sublease or license, (vi) zoning ordinances or similar encumbrances arising from generally applicable Laws affecting real property, (vii) Liens arising under equipment leases with third parties entered into in the ordinary course of business, or (viii) Liens that would be permitted pursuant to Section 7.1 of the Credit Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“PHP Option Agreement” means that certain Equity Purchase Option Agreement, dated as of September 4, 2018, by and among Permian Highway Pipeline LLC, Apache Midstream LLC, Kinder Morgan Texas Pipeline LLC and BCP PHP LLC.

“Potential Exchange” has the meaning set forth in Section 6.02(c).

“Proceeding” means any pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative, or otherwise by or before a Governmental Entity.

“Public Announcement Restrictions” has the meaning set forth in Section 9.14.

“Purchase Price” means $625,000,000.

“Purchaser Fundamental Representations” means the representations and warranties in Sections 5.01, 5.02 and 5.03(a).

“Purchaser Indemnitees” has the meaning set forth in Section 7.02.

“Purchasers” has the meaning set forth in the introductory paragraph.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Purchasers and the Corporation, in the form attached hereto as Exhibit F, to be entered into by such Persons at the Closing as contemplated by Section 2.04(b)

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Requisite Stockholder Approval” has the meaning set forth in Section 6.02(c).

“rights-of-way” has the meaning set forth in Section 3.12.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person or vessel with whom the Partnership cannot do business due to the Person or vessel being listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the

U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person with whom the Partnership cannot do business due to the Person operating, organized or resident in a Sanctioned Country or (c) any Person that the Partnership knows is owned 50 percent or more by any Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Closing Date” has the meaning set forth in Section 2.02.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means the Annual Report and any report, statement, or other document, including any exhibit thereto, filed by the Corporation with the SEC pursuant to the Exchange Act since the initial filing of the Annual Report and before the date hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Issue Price” means $1,000 per Series A Preferred Unit.

“Series A Preferred Unitholders” has the meaning assigned to such term in the Partnership Agreement.

“Series A Preferred Units” has the meaning assigned to such term in the Partnership Agreement.

“Series A Required Minimum” has the meaning assigned to such term in the Partnership Agreement.

“Shin Oak Option Agreement” means that certain Letter Agreement, dated as of May 23, 2018, by and between Enterprise Products Operating LLC and Apache Midstream LLC.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) more than fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest, or (c) a managing member interest, is directly or indirectly owned or Controlled by the subject Person or by one or more of its respective Subsidiaries.

“Tax Return” means any return, report, election, document, estimated Tax filing, declaration, claim for refund, or information return filed or required to be filed with any Governmental Entity with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (a) all applicable federal, foreign, state and local taxes, and charges, fees, imposts, levies, escheatage, and other governmental assessments and impositions, in each case, in the nature of a tax, including income, margins, capital gains, capital stock, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, service, occupation, payroll, real property, windfall profits, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, excise, severance, stamp, or property taxes imposed by any Governmental Entity, together with any interest, penalties, additions to tax and additional amounts with respect thereto, and (b) any liability of any Person for the items described in clause (a) by reason of contract, assumption, transferee or successor liability, operation of Law (including Treasury Regulation Section 1.1502-6 or any analogous or similar provision of Law (or any predecessor or successor thereof)), or otherwise.

“Third Party Claim” has the meaning set forth in Section 7.05(b).

“Third Party Indemnification Claim” has the meaning set forth in Section 7.05(b).

“Transaction Documents” means this Agreement, the Partnership Agreement, the Registration Rights Agreement, the Voting Agreement, and any and all other agreements or instruments executed and delivered to Purchaser by the Partnership hereunder or thereunder, as applicable.

“Treasury Regulations” means the regulations promulgated under the Code.

“Voting Agreement” means that certain Voting Agreement, by and among the Purchasers, the Corporation, and Apache Corporation, in the form attached hereto as Exhibit G, to be entered into by such Persons at the Closing as contemplated by Section 2.04(b).

Section 1.02    Other Definitions. Other terms defined elsewhere in this Agreement shall have the meaning assigned thereto.

Section 1.03    Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (d) references to money refer to legal currency of the United States; (e) words imparting the singular number shall include the plural, and words imparting the plural number shall include the singular; (f) all references to “including” shall be construed as meaning “including without limitation”; (g) the words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear; and (h)  the word “or” shall not be exclusive.

ARTICLE II

PURCHASE

Section 2.01    Purchase. Subject to the terms and conditions set forth herein, at the Closing, the Partnership shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Partnership, the number of Series A Preferred Units set forth opposite such Purchaser’s name in Exhibit A in consideration for payment by such Purchaser at Closing of the Funding Amount therefor.

Section 2.02    Closing. Subject to the terms and conditions set forth herein, the purchase and sale of the Series A Preferred Units contemplated hereby shall take place at a closing (the “Closing”) to be held on June 28, 2019 (such date, the “Scheduled Closing Date”) or such other time and at such place as is mutually agreed by the parties hereto; provided, that (a) if all of the conditions set forth in Section 2.03 have been satisfied or waived on or before June 28, 2019 other than the condition set forth in Section 2.03(b)(iii), the Scheduled Closing Date shall instead be August 1, 2019, and (b) the Scheduled Closing Date may occur before June 28, 2019 or August 1, 2019, as applicable, if the Partnership delivers at least fifteen (15) days’ prior written notice to the Purchasers of such earlier Scheduled Closing Date. The date on which the Closing occurs shall be referred to herein as the “Closing Date”.

Section 2.03    Conditions to Closing.

(a)    Mutual Conditions to Closing. The obligations of Purchasers, on the one hand, and the Partnership, on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction as of the Closing of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    no statute, rule, order, decree, or regulation shall have been enacted or promulgated by any Governmental Entity which temporarily, preliminarily, or permanently restrains, precludes, enjoins, or otherwise prohibits the consummation of the transactions contemplated hereby or under the other Transaction Documents or makes the transactions contemplated hereby or under the other Transaction Documents illegal; provided, that unless an order or decree is issued because (A) the Partnership breached a warranty, covenant, or agreement by it in this Agreement, no order or decree issued in connection with a Proceeding instituted by any Purchaser or its Affiliates shall be a condition to the obligations of Purchasers to consummate the transactions contemplated by this Agreement or (B) a Purchaser breached a warranty, covenant, or agreement by it in this Agreement, no order or decree issued in connection with a Proceeding instituted by the Partnership or any of its Affiliates shall be a condition to the obligations of the Partnership to consummate the transactions contemplated by this Agreement; and

(ii)    there shall not be pending any suit, action, or proceeding initiated by any Governmental Entity seeking to restrain, preclude, enjoin, or prohibit the transactions contemplated hereby or under the other Transaction Documents.

(b)    The Purchasers’ Conditions to Closing. The obligation of Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction as of the Closing of each of the following conditions (any or all of which may be waived by the applicable Purchaser with respect to itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    (A) the Partnership Fundamental Representations (other than Sections 3.03(b), and 3.27), the Corporation Fundamental Representations, the representations and warranties of the Partnership in Section 3.23 and any other representations and warranties of the Partnership in Article III and of the Corporation in Article IV that are qualified by materiality or Material Adverse Effect shall, in each such case, be true and correct in all respects (other than de minimis inaccuracies, which means, for purposes of the reference to fifteen percent (15%) in Sections 3.09(b) and 3.09(h), any inaccuracy that, when applied against such percentage, would result in a net amount that is equal to or exceeds fourteen percent (14%)); (B) the representations and warranties set forth in Sections 3.12, 3.17, 3.20 and 3.22 shall, in each such case, be true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) in all respects, except where the failure to be true and correct would not have a Material Adverse Effect; and (C) the representations and warranties of the Partnership set forth in Sections 3.03(b) and 3.27, and all other representations and warranties of the Partnership in Article III and of the Corporation in Article IV not described in clause (A) or (B) of this Section 2.03(b)(i) shall, in each such case, be true and correct in all material respects, in the case of each of the preceding clauses (A), (B) and (C), as of the Closing Date (except that each such representation and warranty made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii)    the Partnership and the Corporation shall have performed and complied in all material respects with the covenants and agreements contained in Article VI, Section 2.04 and Section 9.14 and any other material covenant contained herein, in each case, that are required to be performed or complied with by the Partnership or the Corporation, as applicable, on or prior to the Closing Date;

(iii)    the Partnership shall have exercised or caused to be exercised in full and closed upon its right to acquire the Option Interests (as defined in the PHP Option Agreement) under the PHP Option Agreement;

(iv)    the Partnership shall have exercised or caused to be exercised in full its right to acquire the Option Interests (as defined in the GCX Option Agreement) under the GCX Option Agreement;

(v)    each of the APA Material Agreements are in full force and effect and without any amendment or modification thereto or material waiver thereof;

(vi)    the Credit Agreement (as amended by the Credit Agreement Amendment) shall be in full force and effect and without any amendment or modification thereto (other than any amendment that does not adversely affect the Series A Preferred Unitholders) or material waiver thereof; and

(vii)    no notice of delisting from the NASDAQ Global Market shall have been received by the Corporation with respect to the Class A Common Stock.

(c)    The Partnership’s Conditions to Closing. The obligation of the Partnership to consummate the sale and issuance of the Series A Preferred Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    (A) the Purchaser Fundamental Representations and any other representations and warranties of the Purchasers in Article V that are qualified by materiality shall, in each such case, be true and correct in all respects (other than de minimis inaccuracies) and (B) all other representations and warranties of the Purchasers in Article V shall be true and correct in all material respects, in the case of each of the preceding clauses (A) and (B), as of the Closing Date (except that each such representation and warranty made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(ii)    each Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by such Purchasers prior to the Closing Date.

Section 2.04    Transactions Effected at the Closing.

(a)    At the Closing, each Purchaser shall deliver to the Partnership:

(i)    such Purchaser’s Funding Amount by wire transfer of immediately available funds to an account of the Partnership designated in writing by the Partnership to the Purchasers;

(ii)    a counterpart of each of the Partnership Agreement, the Registration Rights Agreement, and the Voting Agreement, each properly executed by such Purchaser;

(iii)    a properly executed Internal Revenue Service Form W-9 from such Purchaser;

(iv)    a certificate of an executive officer of such Purchaser, dated the Closing Date, certifying, in such capacity, that the conditions set forth in Section 2.03(c)(i) and Section 2.03(c)(ii) have been satisfied; and

(v)    a cross-receipt executed by such Purchaser certifying that such Purchaser has received the evidence specified in Section 2.04(b)(i).

(b)    At the Closing, the Partnership shall deliver to the Purchasers:

(i)    evidence of issuance of the Series A Preferred Units in book-entry form;

(ii)    a counterpart to the Partnership Agreement, duly executed by the General Partner and Apache Midstream LLC;

(iii)    a counterpart to the Voting Agreement, duly executed by Apache Corporation;

(iv)    a copy of the delivered notice of exercise of the applicable Partnership Entity’s right to acquire the Option Interests (as defined in the PHP Option Agreement) under the PHP Option Agreement and the Option Interests (as defined in the GCX Option Agreement) under the GCX Option Agreement;

(v)    a certificate of an executive officer of the General Partner, on behalf of the Partnership, dated the Closing Date, certifying, in such capacity, that the conditions set forth in Section 2.03(b)(i) and Section 2.03(b)(ii) have been satisfied;

(vi)    a certificate of the Secretary of State of each applicable state, dated within ten (10) Business Days prior to the Closing Date, to the effect that each of the Partnership Entities and the General Partner is in good standing in its jurisdiction of formation; and

(vii)    a cross-receipt executed by the Partnership certifying that it has received the applicable Funding Amount from each of the Purchasers.

(c)    At the Closing, the Corporation shall deliver to the Purchasers:

(i)    a counterpart to each of the Partnership Agreement and the Registration Rights Agreement, each duly executed by the Corporation;

(ii)    a certificate of the Secretary of State of Delaware, dated within ten (10) Business Days prior to the Closing Date, to the effect that the Corporation is in good standing in the State of Delaware; and

(iii)    evidence of reservation for listing of the Series A Required Minimum on the NASDAQ Capital Market.

Section 2.05    Independent Nature of each Purchaser’s Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The failure of any Purchaser to perform, or waiver by the Partnership of such performance, under any Transaction Document shall not excuse performance by any other Purchaser and such waiver shall not excuse performance by the

Partnership with respect to any other Purchaser. Similarly, the waiver by any Purchaser of performance of the Partnership under any Transaction Document shall not excuse performance by the Partnership with respect to any other Purchaser, and such waiver shall not excuse performance by the Purchaser so waiving. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.06    Tax Reporting. The Partnership and the Purchasers intend that, for U.S. federal and applicable state and local income Tax purposes, Purchaser’s purchase of the Series A Preferred Units be treated as a contribution by each Purchaser of cash to the Partnership in exchange for the Series A Preferred Units in a transaction described in Section 721(a) of the Code. Neither the Partnership nor the Purchasers shall take any position inconsistent with such Tax treatment for any Tax purpose, unless otherwise required by applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 3.01    Organization. The Partnership is a limited partnership duly formed, validly existing, and in good standing under the Laws of the State of Delaware. The Partnership has all requisite organizational power and authority to carry on its business as now being conducted and to own, lease, and operate its properties and assets as now owned, leased, or operated and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Partnership is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be material to the conduct of the business of the Partnership.

Section 3.02    Authority. The Partnership has all requisite organizational power and authority to execute and deliver this Agreement and the other Transaction Documents, and the Partnership has all requisite power and authority to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Partnership of this Agreement and the other Transaction Documents, and the performance by the Partnership of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary organizational action. This Agreement has been duly and validly executed and delivered by the Partnership and constitutes the legal, valid, and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally or by general equitable principles (collectively, “Creditors’ Rights”).

Section 3.03    Good Standing of Partnership Entities and the Joint Ventures.

(a)    Each Partnership Entity other than the Partnership has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, has corporate or similar power and authority to own, lease, and operate its properties and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be material to the conduct of the business of such Partnership Entity. None of the outstanding Equity Securities of any such Partnership Entity was issued in violation of the preemptive rights or rights of first refusal of any securityholder of such Partnership Entity.

(b)    To the Knowledge of the Partnership, each Joint Venture has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, has corporate or similar power and authority to own, lease, and operate its properties and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

Section 3.04    No Conflicts; Consents and Approvals. The execution and delivery by the Partnership of this Agreement and of the other Transaction Documents, the performance by the Partnership of its obligations under this Agreement and under the other Transaction Documents, and the consummation by the Partnership of the transactions contemplated hereby or thereby do not:

(a)    conflict with, violate, or result in a breach of the Charter Documents of the Partnership;

(b)    (i) violate or result in a breach of any Law applicable to the Partnership or (ii) require the Partnership to obtain or make any material waiver, consent, action, approval, clearance, or authorization of, or registration, declaration, or filing with, any Governmental Entity;

(c)    result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any material note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement, or other instrument or obligation to which the Partnership or its Subsidiaries is a party; or

(d)    entitle any Person to exercise any preemptive rights, preferential purchase right, option to purchase, or similar right with respect to any of the Equity Securities in the Partnership;

except, in the case of clauses (b) and (c), for such violations, breaches, or defaults, or such failures to make or obtain waivers, consents, actions, approvals, clearances, authorizations, declarations, notices, filings, or registrations which would not reasonably be expected to materially and adversely affect the Partnership’s ability to perform its obligations hereunder.

Section 3.05    Series A Preferred Units. After giving effect to the transactions contemplated hereby, all of the Series A Preferred Units will be duly authorized, validly issued, fully paid (to the extent required by the applicable Charter Documents), and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free and clear of any Liens, other than restrictions on transfer under the Partnership Agreement, the Delaware LP Act, or applicable state and federal securities Laws, and Liens created by the Purchasers. As of the date hereof, there are no Equity Securities of the Partnership that are, or after giving effect to the issuance of the Series A Preferred Units at the Closing, would be senior to or pari passu with, in right of distribution, the Series A Preferred Units.

Section 3.06    Distribution Restrictions. Except as set forth in the Credit Agreement or the Partnership Agreement, no Partnership Entity is a party to any contract, agreement or other written arrangement which expressly restricts or prohibits any Partnership Entity from declaring, setting aside, or paying any dividend or making any other distribution in respect of the Equity Securities in such Partnership Entity whether in cash or in-kind or that otherwise expressly restricts the ability of the Partnership to perform its obligations under the Partnership Agreement with respect to the Series A Preferred Units.

Section 3.07    Capitalization.

(a)    After giving effect to the transactions contemplated hereby, the issued and outstanding Equity Securities in the Partnership will consist solely of (i) 324,929,305 Common Units (as defined in the Partnership Agreement), (ii) 625,000 Series A Preferred Units, and (iii) 18,941,631 Warrants (as defined in the Partnership Agreement).

(b)    All of the Equity Securities in the Partnership have been duly authorized, were issued or, in the case of the Series A Preferred Units, will be issued after giving effect to the transactions contemplated hereby, in compliance with Law and the Partnership’s Charter Documents and, to the extent required by the applicable Charter Documents, are fully paid. None of the Equity Securities in the Partnership were issued or, in the case of the Series A Preferred Units, will be issued after giving effect to the transactions contemplated hereby, in violation of any preemptive rights or rights of first refusal of any Person.

(c)    Except as set forth in the Partnership Agreement, there are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character obligating the Partnership to issue or sell any Equity Security or any other equity interest in the Partnership. The Partnership does not have any outstanding or authorized unit appreciation, phantom unit, or profit participation rights. Other than as provided for in the Partnership Agreement and the Voting Agreement, there are no voting trusts, unitholder agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the Equity Securities in the Partnership. Except for its ownership of Equity Securities of its Subsidiaries and the Joint Ventures, the Partnership does not own, directly or indirectly, any Equity Securities of any Person.

Section 3.08    General Partner Interests; Power and Authority; No Other Activities. The General Partner owns all of the general partner interests of the Partnership; all of such general partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the General Partner owns such general partner interests free and clear of all Liens except for (a) restrictions on transferability contained in the applicable Charter Documents of the Partnership or as described in the SEC Filings and (b) Liens created or arising under the Credit Agreement. The General Partner has all requisite power and authority to act as general partner of the Partnership. The General Partner does not directly own any real property or material assets or engage in any operations or business other than its direct ownership of general partner interests of the Partnership.

Section 3.09    Ownership of the Partnership Entities.

(a)    The Partnership owns all of the Equity Securities of Altus Midstream Subsidiary GP LLC; all of such Equity Securities have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such Equity Securities free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream Subsidiary GP LLC or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(b)    The Partnership owns fifteen percent (15%) of the Equity Securities of Gulf Coast Express Pipeline LLC; to the Knowledge of the Partnership, all of such Equity Securities have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such Equity Securities free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Gulf Coast Express Pipeline LLC or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(c)    The Partnership owns all of the limited partner interests of Altus Midstream Gathering LP; all of such limited partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream Gathering LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(d)    The Partnership owns all of the limited partner interests of Altus Midstream Processing LP; all of such limited partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream Processing LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(e)    The Partnership owns all of the limited partner interests of Altus Midstream NGL Pipeline LP; all of such limited partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream NGL Pipeline LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(f)    The Partnership owns all of the limited partner interests of Altus Midstream Pipeline LP; all of such limited partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream Pipeline LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(g)    Altus Midstream Subsidiary GP LLC owns all of the general partner interests of each of Altus Midstream Gathering LP, Altus Midstream Processing LP, Altus Midstream NGL Pipeline LP, and Altus Midstream Pipeline LP; all of such general partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Altus Midstream Subsidiary GP LLC owns such general partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of Altus Midstream Pipeline LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement;

(h)    Altus Midstream Processing LP owns fifteen percent (15%) of the limited partner interests of EPIC Crude Holdings LP; to the Knowledge of the Partnership, all of such limited partner interests have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Altus Midstream Processing LP owns such limited partner interests free and clear of all Liens except for (i) restrictions on transferability contained in the applicable Charter Documents of EPIC Crude Holdings LP or as described in the SEC Filings and (ii) Liens created or arising under the Credit Agreement.

Section 3.10    Subsidiaries. Other than as set forth in Section 3.09, none of the Partnership or its Subsidiaries (i) own, directly or indirectly, any Equity Securities of any corporation, partnership, limited liability company, joint venture, association or other entity, (ii) has outstanding any Equity Securities or any other securities convertible into or exchangeable for Equity Securities, or (iii) have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, Equity Securities or securities convertible into or exchangeable for Equity Securities, other than the Option Agreements.

Section 3.11    Title to Properties. Except as disclosed in the SEC Filings:

(a)    the Partnership Entities have (i) good and indefeasible title to all material real property (excluding rights-of-way, as hereinafter defined) owned by them and (ii) good title to all material personal property owned by them, in the case of each of clauses (i) and (ii), free and clear of all Liens, except Permitted Liens; and

(b)    all material land, buildings, and other improvements, and all material equipment and other personal property, to be held under lease or sublease by the Partnership Entities, are held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities.

Section 3.12    Rights of Way. Except as disclosed in the SEC Filings, each of the Partnership Entities (i) has such consents, easements, rights-of-way, or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business as currently conducted, except for such rights-of-way the failure of which to obtain, would not reasonably be likely to have, individually or in the aggregate, a material and adverse impact on the conduct of the Partnership’s business; and (ii) will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be likely to materially and adversely affect the conduct of the business of the Partnership.

Section 3.13    Possession of Governmental Licenses. Except as disclosed in the SEC Filings, (i) each of the Partnership Entities possesses such permits, licenses, patents, certificates of need, approvals, waivers, exemptions, consents, and other authorizations issued by the appropriate federal, state, local, or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business as currently conducted except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have materially and adversely impact the business of such Partnership Entity; (ii) each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to materially and adversely affect the business of such Partnership Entity; (iii) the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to materially and adversely affect the business of such Partnership Entity; and (iv) none of the Partnership Entities has received any notice of Proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a material and adverse effect on the business of such Partnership Entity.

Section 3.14    Compliance with Laws. Each of the Partnership Entities is in compliance in all material respects with all applicable Laws where noncompliance therewith may reasonably be expected to materially and adversely affect such Partnership Entity, except where the necessity of compliance therewith is contested in good faith by appropriate Proceedings.

Section 3.15    Legal Proceedings. There is no Proceeding pending or, to Partnership’s Knowledge, threatened against any Partnership Entity, which seeks an order restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated hereby or by the other Transaction Documents. Except as described in the Financial Statements or the SEC Filings, (a) any and all probable and estimated liabilities of the Partnership Entities under any and all Proceedings now pending or, to the Knowledge of the Partnership, threatened, to which any of the Partnership Entities is or, to the Knowledge of the Partnership, may be a party, or which the business or assets of any of the Partnership Entities is or, to the Knowledge of the Partnership, may be subject are adequately covered (except for standard deductible amounts) by the existing insurance maintained by or for the benefit of the Partnership Entities or reserves established by the Financial Statements and (b) there are no bankruptcy proceedings pending, being contemplated by or, to the Knowledge of the Partnership, threatened against any of the Partnership Entities. To the Knowledge of the Partnership, (i) there is no Proceeding pending or threatened in writing against any Joint Venture, which seeks an order restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated hereby or by the other Transaction Documents and (ii) there are no bankruptcy proceedings pending, being contemplated by or threatened in writing against any of the Joint Ventures.

Section 3.16    Environmental Laws. Except as described in the SEC Filings, the Financial Statements, (a) each Partnership Entity is, and since the date of its formation has been, in compliance in all material respects with all Environmental Laws, (b) each Partnership Entity has all material permits, authorizations, and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, and (c) there are no pending or, or to the Partnership’s Knowledge, threatened administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation, or proceedings relating to any Environmental Law against any Partnership Entity.

Section 3.17    No Employees. No Partnership Entity has, and each Partnership Entity has never had, any employees.

Section 3.18    Taxes. (a) The Partnership and each of its Subsidiaries have (i) duly and timely filed all material Tax Returns required to be filed, which Tax Returns are true, correct and complete in all material respects, and (ii) duly and timely paid all material amounts of Taxes that are due and payable (whether or not reflected on any Tax Return); (b) there are no liens for Taxes on any of the Partnership’s assets, other than Liens for Taxes not yet due and payable; (c) there are no audits or other Tax proceedings pending or, to the Knowledge of the Partnership, threatened, with respect to any Taxes of the Partnership; (d) the Partnership and each of its Subsidiaries have duly and timely withheld and paid over to the appropriate Governmental Entity all Taxes that are required to be withheld pursuant to applicable Law; (e) all deficiencies asserted against the Partnership as a result of any audits or other Tax proceedings have been fully paid or finally settled; (f) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Taxes or Tax Returns of the Partnership or any of its Subsidiaries; (g) no private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement by or with any Governmental Entity is binding on or has been requested with respect to the Partnership or any of its Subsidiaries; (h) neither the Partnership nor any of its Subsidiaries (i) has participated in any “listed transaction” as defined under Treasury Regulation Section 1.6011-4(b)(2), or (ii) is a party to, is otherwise bound by or has any obligation under, any Tax sharing agreement, Tax allocation agreement, or similar agreement or arrangement (other than customary indemnification provisions in commercial agreements entered into in the ordinary course of business the principal subject matter of which is not Taxes); and (i) the Partnership and each of its Subsidiaries are, and have been since their respective dates of formation, properly classified as partnerships or disregarded entities for U.S. federal (and applicable state and local) income Tax purposes. The representations and warranties set forth in (x) this Section 3.18 and (y) Section 3.17, Section 3.19 and Section 3.23, but solely to the extent the representations and warranties set forth in Section 3.17, Section 3.19 and Section 3.23 relate to Taxes of the Partnership or any of its Subsidiaries, are the sole and exclusive representations and warranties in this Agreement with respect to Taxes. The representations and warranties in this Section 3.18 (other than the representations and warranties set forth in Sections 3.18(c), (g), (h) and (i)) may be relied upon only for taxable periods, and portions thereof, ending on or before the Closing Date.

Section 3.19    Financial Statements.

(a)    Complete copies of the unaudited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of March 31, 2019 (the “Balance Sheet Date”) and consolidated statements of earnings and cash flow of the Partnership and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (the “Financial Statements”) have been delivered to the Purchasers. The Financial Statements have been prepared in accordance with GAAP. The Financial Statements are based on the books and records of the Partnership and fairly present in all material respects the financial condition of the Partnership as of the date they were prepared and the results of the operations of the Partnership for the periods indicated.

(b)    The Partnership has no liabilities that would be required to be reflected on a balance sheet prepared in accordance with GAAP, other than (i) obligations arising under the Transaction Documents, (ii) those liabilities that are adequately reflected or reserved against in the Financial Statements, (iii) those liabilities that have been incurred in the ordinary course of business since the Balance Sheet Date, or (iv) those that are not, individually or in the aggregate, material in amount to the Partnership.

Section 3.20    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, unitholders, Affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the SEC Filings and is not so described. Except as described in the SEC Filings, no Partnership Entity has, directly or indirectly (a) made a personal loan to or for any director or executive officer of the Corporation, the General Partner or their respective Affiliates, or to or for any family member or Affiliate of any director or executive officer of the Corporation or the General Partner or their respective Affiliates or (b) made any material modification to the term of any personal loan to any director or executive officer of the Corporation or the General Partner or their respective Affiliates, or any family member or Affiliate of any director or executive officer of the Corporation or the General Partner or their respective Affiliates.

Section 3.21    Material Contracts.

(a)    Schedule 3.21 attached hereto sets forth a complete list of all Material Contracts and copies of each Material Contract (including any amendments thereto) have been made available to the Purchasers or are included in the SEC Filings. Each Material Contract is valid and binding on the Partnership Entity that is a party thereto and, to the Knowledge of the Partnership, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except that such enforcement may be subject to applicable Creditor’s Rights. There is no default under any Material Contract by a Partnership Entity or, to the Knowledge of the Partnership, by any other party thereto, that would give rise to any right of termination, cancellation, or acceleration thereof. None of the Partnership Entities or any of their respective Subsidiaries has sent to any counterparty to a Material Contract or received from any counterparty to a Material Contract any written notice stating an intent to terminate a Material Contract, contest the validity or enforceability of a Material Contract (or any provision thereof), or modify or renegotiate the terms of a Material Contract in manner materially adverse to the Partnership.

(b)    Copies of each Joint Venture Material Contract (including any amendments thereto) have been made available to the Purchasers or are included in the SEC Filings. To the Knowledge of the Partnership, each Joint Venture Material Contract is valid and binding on each of the parties thereto, and is in full force and effect and enforceable in accordance with its terms, except that such enforcement may be subject to applicable Creditor’s Rights. To the Knowledge of the Partnership, there is no default under any Joint Venture Material Contract by any party thereto that would give rise to any right of termination, cancellation, or acceleration thereof. To the Knowledge of the Partnership, none of the Joint Ventures, SCM Alpine, LLC, Breviloba, LLC or Permian Highway Pipeline LLC, as applicable, or any of their respective Affiliates has sent to any counterparty to a Joint Venture Material Contract or received from any counterparty to a Joint Venture Material Contract any written notice stating an intent to terminate a Joint Venture Material Contract, contest the validity or enforceability of a Joint Venture Material Contract (or any provision thereof), or modify or renegotiate the terms of a Joint Venture Material Contract in manner materially adverse to a Joint Venture, SCM Alpine, LLC, Breviloba, LLC or Permian Highway Pipeline LLC, as applicable.

Section 3.22    Intellectual Property. The Partnership Entities own, possess, license, or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the business of the Partnership, taken as a whole, as now conducted or as proposed in the SEC Filings to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be likely to materially and adversely affect the business of the Partnership.

Section 3.23    No MAE. Since the Balance Sheet Date, with respect to the Partnership Entities, there has not been any damage, destruction, or loss, whether covered by insurance or not, that would reasonably be expected to have a Material Adverse Effect.

Section 3.24    Investment Company Act. Upon the issuance and sale of the Series A Preferred Units as herein contemplated and the application of the net proceeds therefrom, the Partnership will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.25    Anti-Corruption Laws and Sanctions. The Partnership has implemented and maintains in effect policies and procedures designed to achieve compliance by the Partnership Entities and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. Each Partnership Entity is, and since November 9, 2018 has been, in compliance with all applicable Anti-Corruption Laws and Sanctions in all material respects. None of (a) the Partnership Entities, (b) any director or officer of a Partnership Entity, or (c) to the Knowledge of the Partnership, any employee or agent of a Partnership Entity (in each case, acting in their capacity as such), is a Sanctioned Person.

Section 3.26    No Purchaser Side Agreement. Except (a) as previously disclosed in writing to each Purchaser and (b) for the Letter Agreement, there are no binding agreements by, among or between the Partnership Entities or any of their Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.

Section 3.27    Brokers. Except for Credit Suisse Securities (USA) LLC and J. P. Morgan Securities LLC, which are acting as placement agents for the Partnership, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Partnership.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to each Purchaser as follows:

Section 4.01    Organization. The Corporation is a corporation duly formed, validly existing, and in good standing under the Laws of the State of Delaware, and the General Partner is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of the Corporation and the General Partner has all requisite organizational power and authority to carry on its business as now being conducted and to own, lease, and operate its properties and assets as now owned, leased, or operated and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Corporation is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be material to the conduct of the business of the Partnership.

Section 4.02    Authority. The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Corporation of this Agreement and the other Transaction Documents, and the performance by the Corporation of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid, and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as the same may be limited by Creditors’ Rights.

Section 4.03    No Conflicts; Consents and Approvals. The execution and delivery by the Corporation of this Agreement and the other Transaction Documents, the performance by the Corporation of its obligations under this Agreement, and the consummation by Corporation of the transactions contemplated hereby or thereby do not:

(a)    conflict with, violate, or result in a breach of the Charter Documents of the Corporation;

(b)    (i) violate or result in a breach of any Law applicable to the Corporation or (ii) require the Corporation to obtain or make any material waiver, consent, action, approval, clearance, or authorization of, or registration, declaration, or filing with, any Governmental Entity; or

(c)    result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement, or other instrument or obligation to which the Corporation is a party or by which the Corporation or any of its assets is bound;

except, in the case of clauses (b) and (c), for such violations or breaches, or such failures to make or obtain waivers, actions, consents, approvals, clearances, authorizations, declarations, filings, or registrations which would not reasonably be expected to materially and adversely affect the Corporation’s ability to perform its obligations hereunder.

Section 4.04    Capitalization. Except as disclosed in the SEC Filings, (i) there are no outstanding or authorized options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities in the Corporation or obligating the Corporation to issue or sell any Equity Security or any other interest in the Corporation, (ii) the Corporation does not have any outstanding or authorized unit appreciation, phantom unit, profit participation or similar rights, (iii) there are no voting trusts, unitholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Equity Securities in the Corporation other than as provided for in the Voting Agreement, and (iv) the Corporation does not own, directly or indirectly, any Equity Securities of any Person except for its ownership of Equity Securities of the Partnership, its Subsidiaries, and the Joint Ventures.

Section 4.05    Ownership of General Partner. The Corporation owns all of the Equity Securities of the General Partner; all of such Equity Securities have been duly authorized and validly issued in accordance with the applicable Charter Documents, and are fully paid (to the extent required by the applicable Charter Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Corporation owns such Equity Securities free and clear of all Liens except for (a) restrictions on transferability contained in the applicable Charter Documents of the General Partner or as described in the SEC Filings and (b) Liens created or arising under the Credit Agreement.

Section 4.06    Legal Proceedings. Except as described in the SEC Filings, there is no Proceeding pending or, to Corporation’s Knowledge, threatened against the Corporation, which seeks an order restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated hereby or by the other Transaction Documents.

Section 4.07    SEC Filings. The SEC Filings, at the time filed, except to the extent corrected by a subsequent SEC Filing, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, with respect to the matters contained in the representations and warranties of the Partnership in Article III and of the Corporation in Article IV that are qualified by reference to the SEC Filings, and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act.

Section 4.08    Exchange Shares. Upon issuance in accordance with this Agreement and the Partnership Agreement, subject to approval by the Corporation’s stockholders at an annual or special meeting, the Class A Common Stock issuable upon exchange of Series A Preferred Units in accordance with the Partnership Agreement (the “Exchange Shares”) will be duly authorized, validly issued, fully paid, and nonassessable and will be free and clear of all Liens, other than restrictions on transfer under the Partnership Agreement, or applicable state and federal securities Laws, and Liens created by the holders thereof.

Section 4.09    Conflicts Procedures. Each Partnership Entity is a member of the “Company Group” as defined in the Corporation Related Party Transaction Policy and Procedures. Each of the Corporation Conflicts Committee Charter and the Corporation Related Party Transaction Policy and Procedures are duly authorized and adopted by all necessary corporate action and are in full force and effect. The Corporation has performed and complied in all material respects with all obligations required to be performed or complied with by it under each of the Corporation Conflicts Committee Charter and the Corporation Related Party Transaction Policy and Procedures.

Section 4.10    Internal Controls. The Corporation maintains internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation and its Subsidiaries’ internal accounting controls are effective and none of the Corporation, the Corporation or its Subsidiaries is aware of any material weakness in its internal accounting controls.

Section 4.11    Disclosure Controls and Procedures. The Corporation has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (a) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Corporation in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Corporation, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (b) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act. Since the date of the Annual Report, there have been no significant changes in the Corporation’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 4.12    Sarbanes-Oxley Act of 2002. The Corporation is in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and NASDAQ Global Market promulgated thereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to the Partnership and the Corporation as follows:

Section 5.01    Organization and Qualification. Such Purchaser is duly formed, validly existing, and in good standing under the Laws of its jurisdiction of organization. Such Purchaser has all requisite organizational power and authority to carry on its business as now being conducted and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

Section 5.02    Authority. Such Purchaser has all requisite organizational power and authority to execute and deliver this Agreement and the other Transaction Documents, and such Purchaser has all requisite organizational power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the other Transaction Documents. The execution and delivery by such Purchaser of this Agreement, and the performance by such Purchaser of its obligations hereunder, have been duly and validly authorized by all necessary organizational action. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid, and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the same may be limited by Creditors’ Rights.

Section 5.03    No Conflicts; Consents and Approvals. The execution and delivery by such Purchaser of this Agreement and the other Transaction Documents, the performance by such Purchaser of its obligations under this Agreement and under the other Transaction Documents, and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not:

(a)    conflict with, violate, or result in a breach of the Charter Documents of such Purchaser;

(b)    (i) violate or result in a breach of any Law applicable to such Purchaser or (ii) require such Purchaser to obtain or make any material waiver, consent, action, approval, clearance, or authorization of, or registration, declaration, or filing with, any Governmental Entity; or

(c)    result in a material violation or material breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement, or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of its assets is bound;

except, in the case of clause (b), for such violations or breaches, or such failures to make or obtain waivers, consents, actions, approvals, clearances, authorizations, declarations, filings, or registrations which would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations hereunder.

Section 5.04    Legal Proceedings. There is no Proceeding pending or, to such Purchaser’s Knowledge, threatened against such Purchaser, which seeks an order restraining, enjoining, or otherwise prohibiting or making illegal any of the transactions contemplated hereby or by the other Transaction Documents.

Section 5.05    Unregistered Securities.

(a)    Accredited Investor Status; Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Series A Preferred Units. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Series A Preferred Units.

(b)    Information. Such Purchaser and its Representatives have been furnished with all materials requested by such Purchaser relating to the business, finances, and operations of the Partnership and the Corporation and to the offer and sale of the Series A Preferred Units. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership and the Corporation. Such Purchaser understands that its purchase of the Series A Preferred Units involves a high degree of risk. Such Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Units.

(c)    Purchase Representation. Such Purchaser is purchasing the Series A Preferred Units for its own account and not with a view to distribution in violation of any Laws. Such Purchaser has been advised and understands that the Series A Preferred Units have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Partnership, in issuing the Series A Preferred Units, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article V in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(d)    No Trading Market. Such Purchaser understands that there is no public trading market for the Series A Preferred Units and that none is expected to develop (other than as set forth in the Partnership Agreement). Such Purchaser understands that the Series A Preferred Units must be held indefinitely unless and until the Series A Preferred Units are registered under the Securities Act or an exemption from registration is available.

(e)    Reliance by the Partnership. Such Purchaser understands that the Series A Preferred Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Series A Preferred Units.

Section 5.06    No Prohibited Trading. During the fifteen (15) days prior to the date hereof, such Purchaser has not (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Series A Preferred Units, or (b) directly or indirectly engaged in any put or call options or short sales with respect to the Series A Preferred Units or any Equity Securities of the Corporation (including the Class  A Common Stock).

Section 5.07    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

ARTICLE VI

COVENANTS

Section 6.01    Covenants of the Partnership.

(a)    Conduct of Business.

(i)    During the period commencing on the date of this Agreement and ending as of the Closing, the Corporation and the Partnership shall, and shall cause their respective Subsidiaries to, subject to Section 6.01(a)(ii), use commercially reasonable efforts to (A) conduct their respective businesses in the ordinary course of business and (B) preserve intact the existence and business organization of the Partnership Entities, Governmental Licenses, and present business relationships with all material customers, suppliers, licensors, distributors, and others having significant business relationships with the Partnership Entities (or any of them), to the extent such relationships are and continue to be beneficial to the Partnership Entities and their business.

(ii)    During the period commencing on the date of this Agreement and ending as of the Closing, the Corporation and the Partnership shall not, and shall cause their respective Subsidiaries not to, modify, amend, or waive in any manner any provision of the Partnership Agreement or any of the Charter Documents of their Subsidiaries in a way that is adverse to the Purchasers.

(iii)    During the period commencing on the date of this Agreement and ending as of the Closing, the Partnership shall not take any action that would require the prior consent or approval of the Series A Preferred Unitholders representing the Series A Required Voting Percentage (as such term is defined in the Partnership Agreement) after Closing pursuant to and in accordance with Section 6.01(e) of the Partnership Agreement.

(iv)    During the period commencing on the date of this Agreement and ending as of the Closing, subject to restrictions on the Partnership’s and its Subsidiaries’ ability to disclose such information as may be expressly set forth in the Shin Oak Option Agreement or any confidentiality agreement relating thereto, the Partnership shall, and shall cause its Subsidiaries to, provide regular updates to the Purchasers regarding the status of the transactions contemplated by the Shin Oak Option Agreement, including by (x) providing Purchasers with prompt notice of all material developments with respect thereto and (y) to the extent not duplicative with preceding clause (x), providing true, correct, and complete copies of any written notice given by or to the Partnership under the Shin Oak Option Agreement promptly following their receipt or delivery, as applicable.

(v)    Notwithstanding anything herein to the contrary, the Partnership may, without the consent of the Purchasers and without violating this Section 6.01, take all actions necessary to (A) exercise and close the Partnership’s right to acquire the Option Interests (as defined in the PHP Option Agreement) under the PHP Option Agreement and (B) exercise the Partnership’s right to acquire the Option Interests (as defined in the GCX Option Agreement) under the GCX Option Agreement.

Section 6.02    Covenants of the Corporation.

(a)    The Corporation hereby covenants and agrees not to amend, alter, modify, or repeal its Charter Documents, or to permit any of its Subsidiaries to amend, alter, modify, or repeal any of their respective Charter Documents, other than in a manner that would not disproportionately affect the Series A Preferred Unitholders or their ability to dispose of Exchange Shares.

(b)    The Corporation hereby covenants and agrees to keep available and reserve the Series A Required Minimum out of the Corporation’s authorized but unissued shares of Class A Common Stock at all times while Series A Preferred Units or Exchange Shares are outstanding solely for the purpose of issuance upon exchange of the Series A Preferred Units.

(c)    Because it is possible that the Series A Preferred Units could be exchanged (the “Potential Exchange”) for a number of shares of Class A Common Stock equal to or greater than twenty percent (20%) of the then-outstanding voting power of the Corporation (the “Requisite Stockholder Approval”), the Corporation hereby covenants and agrees to submit the terms of the Potential Exchange to its stockholders in one or more proposals for approval at the Corporation’s annual meeting of stockholders for the year 2020 (the “2020 Annual Meeting”). If the Potential Exchange is not approved by Requisite Stockholder Approval at the 2020 Annual Meeting, or an adjournment or postponement thereof, then the Corporation hereby covenants and agrees to submit the terms of the Potential Exchange to its stockholders at the subsequent annual or special meeting.

ARTICLE VII

INDEMNIFICATION

Section 7.01    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein and in the certificates delivered pursuant to Section 2.04(a)(iv) (with respect to Section 2.03(c)(i)) and Section 2.04(b)(v) (with respect to Section 2.03(b)(i)) shall each survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the date hereof, provided that (a) the Partnership Fundamental Representations, the Corporation Fundamental Representations, and the Purchaser Fundamental Representations contained herein and in the certificates delivered pursuant to Section 2.04(a)(iv) (with respect to Section 2.03(c)(i)) and Section 2.04(b)(v) (with respect to Section 2.03(b)(i)) shall each survive for a period ending upon the earlier of (i) the date upon which all of the Series A Preferred Units have been exchanged for Class A Common Stock or redeemed pursuant to the Partnership Agreement and (ii) the seventh (7th) anniversary of the date hereof and (b) the representations and warranties of the Partnership set forth in and Section 3.18 and the corresponding representations and warranties contained in the certificate delivered pursuant to Section 2.04(b)(v) (with respect to Section 2.03(b)(i)) shall each survive until thirty (30) days after the expiration of the applicable statute of limitations. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. All covenants and agreements of the parties contained herein shall survive the Closing until satisfied in accordance with their respective terms. The date upon which an Indemnified Person gives notice of a claim for indemnification (stating in reasonable detail the basis of such claim for indemnification) to the Indemnifying Person shall constitute the date upon which such claim for indemnification has been made for purposes of this Section 7.01.

Section 7.02    Indemnification by the Partnership. Subject to the other terms and conditions of this Article VII, from and after Closing, the Partnership shall indemnify each Purchaser and its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)    any breach of any of the representations or warranties of the Partnership in Article III or the Corporation in Article IV or of the Partnership or the Corporation in the certificate delivered pursuant to Section 2.04(b)(v) (with respect to Section 2.03(b)(i)), in each case, as of the date such representation or warranty was made and as if such representation or warranty was made on and as of the Closing (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)    any breach of any covenant, agreement or obligation to be performed by the Partnership or the Corporation pursuant to this Agreement.

Section 7.03    Indemnification by Purchaser. Subject to the other terms and conditions of this Article VII, from and after Closing, each Purchaser shall, severally and not jointly, indemnify each of the Partnership and its Affiliates and their respective Representatives (collectively, the “Partnership Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Partnership Indemnitees based upon, arising out of, with respect to or by reason of:

(a)    any breach of any of the representations or warranties of such Purchaser in Article V or of such Purchaser in the certificate delivered pursuant to Section 2.04(a)(iv) (with respect to Section

2.03(c)(i)), in each case, as of the date such representation or warranty was made and as if such representation or warranty was made on and as of the Closing (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)    any breach of any covenant, agreement or obligation to be performed by such Purchaser pursuant to this Agreement.

Section 7.04    Certain Limitations.

(a)    Except for claims relating to the Partnership Fundamental Representations, Corporation Fundamental Representations, or Purchaser Fundamental Representations, no Indemnifying Person shall be liable for any claim for indemnification under Section 7.02(a) or Section 7.03(a), as applicable, unless the aggregate Losses resulting from such claim exceed $500,000.

(b)    Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount of all Losses payable by the Partnership in respect of indemnification under Section 7.02(a) shall not exceed the Purchase Price, and the aggregate amount of all Losses payable by each Purchaser in respect of indemnification under this Article VII shall not exceed such Purchaser’s Funding Amount.

Section 7.05    Indemnification Procedures.

(a)    If any Purchaser Indemnitee or Partnership Indemnitee, as applicable (an “Indemnified Person”), has a claim or receives actual notice of any claim or the commencement of any Proceeding, which could give rise to an obligation on the part of a party hereto to provide indemnification (the “Indemnifying Person”) pursuant to this Article VII (other than a Third Party Indemnification Claim), the Indemnified Person shall promptly give the Indemnifying Person notice thereof (the “Indemnification Claim”); provided that the failure to give such prompt notice shall not prevent any Indemnified Person from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Person materially prejudices the Indemnifying Person’s ability to defend against such Indemnification Claim.

(b)    Upon receipt by an Indemnified Person of actual notice of a claim, or the commencement of any Proceeding, by a third party (a “Third Party Claim”) that could give rise to an obligation to provide indemnification pursuant to this Article VII, the Indemnified Person will give the Indemnifying Person prompt written notice thereof (the “Third Party Indemnification Claim”); provided that the failure of the Indemnified Person to so promptly notify the Indemnifying Person shall not prevent any Indemnified Person from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Person materially prejudices the Indemnifying Person’s ability to defend against such Indemnification Claim.

(c)    Any Indemnification Claim or Third Party Indemnification Claim will describe the claim in reasonable detail. The Indemnifying Person may elect to assume control over the compromise or defense of any Third Party Indemnification Claim at the Indemnifying Person’s own expense and by such Indemnifying Person’s own counsel, which counsel will be reasonably satisfactory to the Indemnified Person. If the Indemnifying Person so elects to assume control over the compromise and defense of such Third Party Indemnification Claim, the Indemnifying Person shall notify the Indemnified Person of such Indemnifying Person’s intent to do so, and the Indemnified Person shall reasonably cooperate, at the expense of the Indemnifying Person, in the compromise of, or defense against, such Third Party Indemnification Claim; provided, that: (i) the Indemnified Person may, if such Indemnified Person so desires, employ one counsel (at the Indemnified Person’s expense) to assist in the handling (but not control the defense) of any Third Party Indemnification Claim or at the Indemnifying Person’s expense if a conflict of interest between such parties exists in respect thereto that makes separate representation advisable; (ii) the Indemnifying Person shall keep the Indemnified Person advised of all material events with respect to any Third Party Indemnification Claim; (iii) no Indemnifying Person will have any liability for any claim settled by the Indemnified Person without such Indemnifying Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); and (iv) no Indemnifying Person will, without the prior written consent of the Indemnified Person (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Person is a party to such action), unless such settlement, compromise or consent by its terms (A) obligates the Indemnifying Person to pay the full amount of the liability in connection with such Third Party Indemnification Claim, (B) does not contain any admission of wrongdoing or illegal conduct by the Indemnified Person, (C) includes an unconditional release of the Indemnified Persons from all liability relating to or arising out of, or with relating to the subject matter of, such claim or Proceeding, (D) does not impose any (x) injunctive or equitable relief, (y) criminal or quasi-criminal penalty or (z) unsatisfied continuing liability or obligation against the Indemnified Person. Notwithstanding the foregoing, the Indemnified Person shall have the right to control, pay or settle any proceeding which the Indemnifying Person shall have undertaken to defend if the Indemnified Person elects, in its sole discretion, to waive any right to indemnification therefor by the Indemnifying Person.

Section 7.06    Payments. Once a Loss is agreed to by the Indemnifying Person or finally adjudicated (by final, un-appealable court order or agreement of the Indemnifying Person and the Indemnified Person) to be payable pursuant to this Article VII, the Indemnifying Person shall satisfy its obligations within five (5) Business Days of such agreement or final adjudication by wire transfer of immediately available funds.

Section 7.07    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.08    Exclusive Remedies. Subject to Section 9.09, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement or for any breach of any representation and warranty set forth in any of the certificates delivered pursuant to Section 2.04(a)(iv) (with respect to Section 2.03(c)(i)) and Section 2.04(b)(v) (with respect to Section 2.03(b)(i)), shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement or for any breach of any representation and warranty set forth in any of the certificates delivered pursuant to Section 2.04(a)(iv) (with respect to Section 2.03(c)(i)) and Section 2.04(b)(v) (with respect to Section 2.03(b)(i)) it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII.

ARTICLE VIII

TERMINATION

Section 8.01    Termination.

(a)    This Agreement may be terminated at any time prior to the Closing:

(i)    by mutual written consent of the Partnership, the Corporation, and a Purchaser, with respect to itself but not any other Purchaser;

(ii)    by either the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents and such order, decree, ruling or other action is or shall have become final and nonappealable; provided, that unless an order or decree is issued because (A) the Partnership breached a warranty, covenant, or agreement by it in this Agreement, no order or decree issued in connection with a Proceeding instituted by any Purchaser or its Affiliates shall give any such Purchaser the right to terminate this Agreement pursuant to this Section 8.01(a)(ii) or (B) a Purchaser breached a warranty, covenant, or agreement by it in this Agreement, no order or decree issued in connection with a Proceeding instituted by the Partnership or any of its Affiliates shall give the Partnership the right to terminate this Agreement pursuant to this Section 8.01(a)(ii);

(iii)    by the Partnership, with respect to a Purchaser, if (A) there shall have been a breach of any representation or warranty of such Purchaser set forth in this Agreement or in any other Transaction Document, or if any such representation or warranty of such Purchaser shall have become untrue, in either case, such that the conditions set forth in Section 2.03(c) would be incapable of being satisfied by the Closing Date or (B) there shall have been a breach in any material respect by such Purchaser of any of its covenants or agreements hereunder, and with respect to clause (A) or (B) such Purchaser has not cured such breach or inaccuracy within thirty (30) days after receipt of written notice thereof from the Partnership; provided, however, that the Partnership is not then in breach of any of its obligations hereunder;

(iv)    by a Purchaser, with respect to itself but not any other Purchaser, if (A) there shall have been a breach of any representation or warranty of the Partnership or the Corporation set forth in this Agreement, or if any such representation or warranty of the Partnership or the Corporation shall have become untrue, in either case, such that the conditions set forth in Section 2.03(b)(i) would be incapable of being satisfied by the Closing Date or (B) there shall have been a breach in any material respect by the Partnership or the Corporation of any of its covenants or agreements contained in Article VI, Section 2.04 and Section 9.14 or any other material covenant or agreement contained herein, and with respect to clause (A) or (B) the Partnership or the Corporation, as applicable, shall have not cured such breach or inaccuracy within thirty (30) days after receipt of written notice thereof from the Purchaser; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder; or

(v)    by either the Partnership or a Purchaser, with respect to itself but not any other Purchaser, if the Closing shall not have occurred by the first (1st) Business Day immediately following the Scheduled Closing Date.

(b)    In the event that this Agreement is terminated with respect to a Purchaser pursuant to Section 8.01(a), the Partnership shall thereafter promptly provide to each other Purchaser notice of such termination and the option, at such other Purchaser’s sole discretion, to terminate this Agreement pursuant to Section 8.01(a).

Section 8.02    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 8.01, this Agreement shall become null and void and have no further force or effect, but a party shall not be released from any liability arising from or in connection with the Fraud of any party hereto or any willful breach of any covenant or agreement set forth herein occurring prior to such termination if the terminating party has the right to terminate this Agreement by reason of such breach.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Expenses; Transfer Taxes.

(a)    Except as otherwise expressly provided herein or in the Letter Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b)    Any transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees imposed in connection with Purchaser’s acquisition of Series A Preferred Units shall be borne solely by the Partnership.

Section 9.02    Entire Agreement. This Agreement and the Transaction Documents and the other agreements contemplated hereby and thereby constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all other prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other agreements contemplated hereby, the statements in the body of this Agreement will control.

Section 9.03    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to the benefits of such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to the benefits of such term and against which such waiver is to be asserted. Unless otherwise provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

Section 9.04    Binding Effect; Assignment.

(a)    This Agreement shall be binding upon the Partnership, the Corporation, the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)    No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto, except that each Purchaser may assign its rights hereunder to an Affiliate thereof or another Purchaser (or an Affiliate of such other Purchaser), in each case, so long as such assignment does not relieve the Purchaser desiring to effect such assignment of its obligations hereunder and such assignee agrees in writing to be bound by the terms and conditions of this Agreement.

(c)    Any assignment in contravention of this Section 9.04 shall be void ab initio.

Section 9.05    Governing Law; Jurisdiction; Venue. This Agreement and any claim, controversy, or dispute arising under or related in any way to this Agreement, the transactions leading to this Agreement or contemplated hereby, or the interpretation and enforcement of the rights and duties of the parties hereto or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof. Each party consents and submits to personal jurisdiction in any action brought in the United States federal or state courts located in the State of Delaware with respect to any litigation arising out of or in relation to or in connection with this Agreement or the Transaction Documents, and each of the parties irrevocably agrees that any action instituted by it against the other with respect to any such litigation will be instituted exclusively in the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware (and any appellate courts thereof).

Section 9.06    Severability. If any term or other provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid, illegal or unenforceable to any extent by any rule of Law or public policy, the remainder of this Agreement shall remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any adverse manner to any party and shall be enforced to the greatest extent permitted by Law. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, then the parties hereto shall negotiate in good faith to amend such provision or modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the interest of this Agreement is fulfilled to the extent possible, and if such provision is incapable of being so amended, then such provision shall be deemed excised from this Agreement.

Section 9.07    Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

Section 9.08    Consequential Damages and Lost Profits. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER THE PARTNERSHIP, THE CORPORATION, THE PURCHASERS NOR THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE HEREUNDER TO ANY INDEMNIFIED PERSON FOR ANY (I) PUNITIVE OR EXEMPLARY DAMAGES OR (II) LOST PROFITS OR CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES EXCEPT, IN THE CASE OF THIS CLAUSE (II), TO THE EXTENT SUCH LOST PROFITS OR DAMAGES ARE (X) NOT BASED ON ANY SPECIAL CIRCUMSTANCES OF THE PARTY ENTITLED TO INDEMNIFICATION AND (Y) THE NATURAL, PROBABLE AND REASONABLY FORESEEABLE RESULT OF THE EVENT THAT GAVE RISE THERETO OR THE MATTER FOR WHICH INDEMNIFICATION IS SOUGHT HEREUNDER, REGARDLESS OF THE FORM OF ACTION THROUGH WHICH SUCH DAMAGES ARE SOUGHT, EXCEPT IN EACH CASE OF THE FOREGOING CLAUSES (I) AND (II), TO THE EXTENT ANY SUCH LOST PROFITS OR DAMAGES ARE INCLUDED IN ANY ACTION BY A THIRD PARTY AGAINST SUCH INDEMNIFIED PARTY FOR WHICH IT IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

Section 9.09    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10    Further Assurances. Subject to the terms and conditions set forth herein, each of the parties agrees to use all reasonable commercial efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the transactions contemplated hereby. In case, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the parties shall take or cause to be taken all such necessary action.

Section 9.11    Counterparts. This Agreement may be executed in multiple counterparts and delivered by electronic transmission, including by facsimile or attached to an electronic mail in portable document format, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

Section 9.12    No Recourse Against Others.

(a)    All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the Transaction Documents, or the negotiation, execution, or performance of this Agreement or the Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the Transaction Documents), may be made only against (and are expressly limited to) the parties to this Agreement or such Transaction Document. No Person other than the parties to this Agreement and the Transaction Documents, including no member, partner, equityholder, unitholder, current or future Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, current or future Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Transaction Documents or based on, in respect of, or by reason of this Agreement or the Transaction Documents or the negotiation, execution, performance, or breach thereof; and, to the maximum extent permitted by Law, each of the parties hereto hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.

(b)    Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the parties hereto hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each of the parties hereto disclaims any reliance upon any Person (other than the parties to this Agreement and to the Transaction Documents) with respect to the performance of this Agreement or the Transaction Documents or any representation or warranty made in, in connection with, or as an inducement to this Agreement or the Transaction Documents.

Section 9.13    No Third-Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties and their respective successors and permitted assigns and, solely with respect to Article VII, the Indemnified Persons described therein and, solely with respect to Section 9.12, any member, partner, equityholder, unitholder, current or future Affiliate or Representative of the parties hereto, or any member, partner, equityholder, unitholder, current or future Affiliate or Representative of any of the foregoing. Except for the foregoing, nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns or successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.14    Press Releases. Other than the initial press release that was agreed to by the parties hereto prior to the date hereof in connection with the announcement of the execution of this Agreement, no party hereto shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby without providing at least three (3) Business Days’ written notification to the Lead Purchasers, in the case of a press release or public announcement by the Corporation or the Partnership, or to the Corporation and the Partnership, in the case of a press release or public announcement by any Purchaser, of its desire to make such a public announcement, such written notification to include, at a minimum (a) a request for consent to make the announcement and (b) a written draft of the text of such public announcement, and such party hereto desiring to make such public announcement shall thereafter be permitted to make such public announcement only after it obtains the prior written consent of each other party hereto (collectively, the “Public Announcement Restrictions”); provided, however, that no party hereto shall make any press release or other public announcement regarding the existence of this Agreement, the contents hereof, or the transactions contemplated hereby that discloses the name of any other party hereto or its affiliates without the prior written consent of such named party. In the case of the disclosures described under the preceding sentence of this Section 9.14, each party hereto shall use its reasonable efforts to consult with the other parties hereto regarding the contents of any such release or announcement prior to making such release or announcement. Notwithstanding anything herein to the contrary, the Public Announcement Restrictions shall not restrict disclosures by a party hereto (i) to the extent required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over such party or its Affiliates, or (ii) to its accountants, equityholders, limited partners, and other Representatives as necessary in connection with the ordinary conduct of its business (so long as such Persons agree to keep the terms of this Agreement confidential). Each Purchaser shall cooperate to a commercially reasonable extent with the Partnership and the Corporation to provide any information necessary for any disclosures of the Partnership or the Corporation described in preceding clause (i).

Section 9.15    Notices and Other Time-Sensitive Actions. Except as otherwise provided in this Agreement to the contrary, any notice or communication required or permitted to be given under this Agreement shall be in writing and sent to the address of the party set forth below, and if a Purchaser delivers a notice hereunder to any other party hereto, such Purchaser shall copy each other Purchaser to such notice to the extent each such other Purchaser is not otherwise copied to or an addressee of such notice. Each such notice or other communication shall be (a) sent by personal delivery, by United States Postal Service registered or certified mail (return receipt requested), or by reputable international courier service (such as Federal Express or United Parcel Service) to the address provided of the applicable party set forth below, (b) by facsimile transmission at the number set forth below or (c) by email transmission at the email address set forth below. Any notice given in accordance herewith shall be deemed to have been given (i) when delivered to the addressee in person, (ii) when delivered to the address by the courier or (iii) upon confirmation of receipt by the Person to receive it by facsimile or email. Any Person may change its contact information for notice by giving written notice to the other Persons set forth in this Section 9.15 in the manner provided in this Section 9.15. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), or if a notice is given on a day other than a Business Day, then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. The initial notice addresses for the parties shall be as follows:

To the Partnership:

Altus Midstream LP

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn:                Ben Rodgers

E-mail:             Ben.Rodgers@apachecorp.com

with a copy (which copy shall not constitute notice) to:

Apache Corporation

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn: Executive Vice President and General Counsel

E-mail:             anthony.lannie@apachecorp.com

Telephone:     (713) 296-6204

and

Apache Corporation

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn: Nora Dobin, Senior Legal Advisor

E-mail:             nora.dobin@apachecorp.com

Telephone:     (713) 296-6744

To the Corporation:

Altus Midstream Company

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn:                Ben Rodgers

E-mail:             Ben.Rodgers@apachecorp.com

with a copy (which copy shall not constitute notice) to:

Apache Corporation

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn: Executive Vice President and General Counsel

E-mail:             anthony.lannie@apachecorp.com

Telephone:     (713) 296-6204

and

Apache Corporation

2000 Post Oak Blvd., Suite 100

Houston, Texas 77056

Attn: Nora Dobin, Senior Legal Advisor

E-mail:             nora.dobin@apachecorp.com

Telephone:     (713) 296-6744

To any of the Purchasers:

MTP Energy Master Fund LLC

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attn:                Chief Legal Officer

Email:             MTP_Notices@Magnetar.com

and

MTP Energy Opportunities Fund II LLC

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attn:                Chief Legal Officer

Email:             MTP_Notices@Magnetar.com

and

BSOF Snowbird (M) 2 L.P.

c/o Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attn:                Chief Legal Officer

Email:             MTP_Notices@Magnetar.com

and

CALTM Holdings, LLC

520 Madison Avenue, 38th Floor

New York, New York 10022

Attn:                Arleen Spangler

                         Emily Chang

Email:             arleen.spangler@carlyle.com

                         emily.chang@carlyle.com

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:        William J. Benitez, P.C.

                         Matthew R. Pacey, P.C.

Email:             william.benitez@kirkland.com

                         matt.pacey@kirkland.com

Section 9.16    Amendment. This Agreement may be amended or restated only by a written instrument executed by each of the Partnership, the Corporation and the Purchasers.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARTNERSHIP:

ALTUS MIDSTREAM LP

By:	Altus Midstream GP LLC, its general partner

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

CORPORATION:

ALTUS MIDSTREAM COMPANY,

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

[Signature Page to Preferred Unit Purchase Agreement]

PURCHASERS:

MTP ENERGY MASTER FUND LLC

By:	MTP Energy Management LLC, its manager
By:	Magnetar Financial LLC, its sole member

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

MTP ENERGY OPPORTUNITIES FUND II LLC

By:	MTP Energy Management LLC, its managing member
By:	Magnetar Financial LLC, its sole member

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

[Signature Page to Preferred Unit Purchase Agreement]

BSOF SNOWBIRD (M) 2 L.P.

By:	Magnetar Financial LLC, its investment advisor

By:	/s/ Diana Fitzgerald
Name:	Diana Fitzgerald
Title:	Deputy Chief Financial Officer

[Signature Page to Preferred Unit Purchase Agreement]

CALTM HOLDINGS, LLC

By:	/s/ David Albert
Name:	David Albert
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

ATCF SPV, L.P.

By: Apollo Tower Credit Advisors (DC), L.P., its general partner

By: Apollo Tower Credit Advisors (DC-GP), LLC, its general partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P.

By: Apollo Tactical Value SPN Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P.

By: Apollo Centre Street Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO MOULTRIE CREDIT FUND, L.P.

By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORP.

By:	TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE MIDSTREAM ENERGY FUND, INC.

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE PIPELINE & ENERGY FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C.,
as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By:	TORTOISE CAPITAL ADVISORS, L.L.C.,
as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND

By: TORTOISE CAPITAL ADVISORS, L.L.C., as its Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Preferred Unit Purchase Agreement]

TORTOISE DIRECT OPPORTUNITIES FUND II, LP

By: TORTOISE DIRECT OPPORTUNITIES GP II LLC, its General Partner

By:	/s/ Kyle Krueger
Name:	Kyle Krueger
Title:	Director

[Signature Page to Preferred Unit Purchase Agreement]

YAUPON FUND LP

By: Yaupon Capital GP LLC, its general partner

By:	/s/ Steve Pattyn
Name:	Steve Pattyn
Title:	Managing Member

[Signature Page to Preferred Unit Purchase Agreement]

STATE OF UTAH, SCHOOL AND INSTITUTIONAL TRUST FUNDS OFFICE

By:	/s/ Ryan Kulig
Name:	Ryan Kulig
Title:	Administrative Analyst

[Signature Page to Preferred Unit Purchase Agreement]

FS POWER INVESTMENTS, LLC
By: FS Energy and Power Fund, its sole member
By: FS/EIG Advisor, LLC, its investment adviser

By:	/s/ Matthew Hartman
Name:	Matthew Hartman
Title:	Managing Director

By:	/s/ Austin Pearson
Name:	Austin Pearson
Title:	Vice President

[Signature Page to Preferred Unit Purchase Agreement]